     Exhibit 3.3 contains the Articles of Consolidation of the Bank and Hyannis Trust Company, dated April 23, 1964 and the latest Articles of Amendment, dated April 24, 1987. Other documents which make up the Articles of Organization of the Bank include the following: (i) Articles of Amendment, dated April 17, 1986, increasing the number of authorized shares of Common Stock to 3,000,000 shares;
(ii) Articles of Amendment, dated May 21, 1984, decreasing the par value of the Common Stock from $5 per share to $2.50 par value per share and increasing the authorized shares of Common Stock to 1,500,000 shares; (iii) Articles of Amendment, dated, March 22, 1982, increasing the number of authorized shares of Common Stock to 330,000 and decreasing the par value from $10 to $5 per share;
(iv) Articles of Amendment, dated May 2, 1979, increasing the number of authorized shares of Common Stock to 270,000; (v) Articles of Merger, dated April 24, 1978, merging the Bank with The Buzzards Bay National Bank; (vi) Articles of Amendment, dated December 2, 1949, increasing the authorized shares of Common Stock to 1250; and (vii) Articles of Organization, dated July 26, 1920. These documents may be obtained by contacting John Burnett, Secretary, Cape Cod Bank and Trust Company, 307 Main Street, Hyannis, MA, 02601, telephone
(508) 394-1300.

                       The Commonwealth of Massachusetts
                                Kevin H. White
                         Secretary of the Commonwealth
                          STATE HOUSE   BOSTON, MASS.

                     AMENDMENT--ARTICLES OF CONSOLIDATION

                                      OF

                             Hyannis Trust Company

AND Cape Cod Trust Company

INTO Hyannis Trust Company (the name of which is to be changed to Cape Cod Bank and Trust Company in the consolidation)

PURSUANT TO SECTION FORTY-SIX B OF CHAPTER ONE HUNDRED AND FIFTY-SIX OF THE GENERAL LAWS and Section Thirty-eight of Chapter One Hundred and Seventy-Two of the General Laws

     [NOTE-- These articles must be submitted to the State Secretary within thirty days of the date of the last of the stockholders' meetings at which they were approved.

     Within twenty days of the filing of the articles with the State Secretary, the consolidated corporation must file a certified copy thereof, or in lieu of such certified copy, a certificate issued pursuant to section forty-six F issued by the Secretary, in the registry of deeds in every district in which real property of any constituent corporation is situated.]

     We, the undersigned, President, Treasurer, and a majority of the Board of Directors of each of the following corporations organized under the laws of The Commonwealth of Massachusetts, to wit:

Hyannis Trust Company, located at Hyannis in the Town and County of Barnstable, and Cape Cod Trust Company, located at Harwich Port in the county of Barnstable, hereby certify that each of such corporations, at a meeting in each case duly called for the purpose, by affirmative vote of at least two thirds* of each class of its stock outstanding and entitled to vote, approved these Articles of Consolidation upon the filing of which with the written approval of the Commissioner of Banks of said Commonwealth, as provided by law the consolidation of such corporations into one surviving constituent corporation upon the terms and conditions hereinafter set forth becomes effective.

     *If the agreement of association or act of incorporation requires a larger vote, insert a statement of compliance with such requirement.

     The name by which the consolidated corporation shall be known is Cape Cod Bank and Trust Company.

     The location of the principal office of the consolidated corporation in Massachusetts is to be in Hyannis in the town of Barnstable, and outside
Massachusetts , the city or town of None, State of              .
                                                  --------------

     [The business address of the consolidated corporation is to be 307 Main Street, Hyannis, Massachusetts

     If such business address is not yet determined, give the name and business address of the treasurer or other officer to receive mail.]

--------------------------------------------------------------
Name and title of officer to receive mail and his complete business address.

     The total number of shares which each corporation included in the consolidation has been authorized to issue, the par value, if any, the terms thereof, and the amount of stock issued, set forth in the manner required by General Laws, Chapter 156, Section 44, are as follows:

                             Hyannis Trust Company


-----------------------------------------------------------------------------------------------------------------
                                                    Installment Stock                   Full Paid Stock
                                                   --------------------------------------------------------------
                                                                                  Number of Shares Issued for
                                                                               -----------------------------------
                                           Total
                 Par          Total       Number       Number      Amount
              Value if      Number of       of           of         Paid
Class of      no par, so     Shares       Shares       Shares     Thereon In                     Services or
 Stock         state       Authorized     Issued       Issued       Cash       Cash    Property   Expenses
-----------------------------------------------------------------------------------------------------------------
Preferred                     none         none       none        none         none       none          none
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Common         $100           3000         3000       none        none         3000       none          none
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

Terms of issue description of property, and statement of nature of services or expenses:
                    (Attach rider if more space is needed.)

     See - Articles of Organization filed in Office of the Secretary of The Commonwealth May 24, 1916, and three Articles of Amendment - Increase of Capital - filed in said Office in January 18, 1923, January 17, 1929, and January 31, 1957, respectively.

                            Cape Cod Trust Company



-----------------------------------------------------------------------------------------------------------------
                                                    Installment Stock                   Full Paid Stock
                                                   --------------------------------------------------------------
                                                                                  Number of Shares Issued for
                                                                               -----------------------------------
                                           Total
                 Par          Total       Number       Number      Amount
              Value if      Number of       of           of         Paid
Class of      no par, so     Shares       Shares       Shares     Thereon In                     Services or
 Stock         state       Authorized     Issued       Issued       Cash       Cash    Property   Expenses
-----------------------------------------------------------------------------------------------------------------
Preferred                     none         none       none        none         none       none          none
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Common         $100           1250         1250       none        none         1250       none          none
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------



Terms of issued description of property, and statement of nature of services or expenses:
                    (Attach rider if more space is needed.)

     See - Articles of Organization filed in Office of the Secretary of The Commonwealth July 26, 1920, and Articles of Amendment - Increase of Capital- filed in said Office in December 2, 1949.

                       The Commonwealth of Massachusetts
                OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                      MICHAEL JOSEPH CONNOLLY, Secretary
                   ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                                         FEDERAL IDENTIFICATION
                                         NO. 04-1465780

                             ARTICLES OF AMENDMENT

      General laws, Chapter 156B, Section 72 and Chapter 172, Section 24

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                 ____________

     We, James H. Rice, President and John S. Burnett, Secretary

     Cape Cod Bank & Trust Company located at 307 Main Street, Hyannis, Barnstable County, Massachusetts 02601 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on April 16, 1987, by vote of

2,020,814 shares of Common Capital out of 2,408,343 shares outstanding,

     being at least a majority of each class outstanding and entitled to vote thereon:

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:


------------------------------------------------------------------
                      NO PAR VALUE
                         NUMBER        WITH PAR VALUE
 KIND OF STOCK         OF SHARES      NUMBER OF SHARES   PAR VALUE
------------------------------------------------------------------
    COMMON                                3,000,000         2.50
------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------
PREFERRED
------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

CHANGE the total to:


------------------------------------------------------------------
                    NO PAR VALUE
                       NUMBER          WITH PAR VALUE
 KIND OF STOCK       OF SHARES        NUMBER OF SHARES   PAR VALUE
------------------------------------------------------------------
COMMON                                    6,000,000         2.50
------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------
PREFERRED
------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

The number of common capital stock was increased from THREE MILLION (3,000,000) shares to SIX MILLION (6,000,000.00) shares.

Par Value of all common capital stock remained TWO DOLLARS FIFTY CENTS ($2.50) per share.

     The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

     IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto singed our names this 24th day of April, in the year 1987

    /s/ James H. Rice                                President
-----------------------------------------------------

    /s/ John S. Burnett                              Secretary
-----------------------------------------------------

     I hereby approve the within Articles of Amendment.


                                          /s/ Andrew J. Calamare
                                       ---------------------------------
                                    Andrew J. Calamare
                                    Commissioner of Banks
                                    The Commonwealth of Massachusetts


                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
      (General Laws, Chapter 156B, Section 72) and Chapter 172 Section 24

     I hereby approve the within articles of amendment and, the filing fee in the amount of $3750.00 having been paid, said articles are deemed to have been filed with me this 7th day of May, 1987.


                                      /s/ Michael Joseph Connolly

                                      MICHAEL JOSEPH CONNOLLY
                                         Secretary of State

     TO BE FILED IN BY CORPORATION
     PHOTO COPY OF AMENDMENT TO BE SENT TO:

          James B. Richardson, Esquire
          101 Tremont Street, Suite 306
          Boston, MA 02108
          Telephone: (617) 542-9092